Exhibit 10.2

HB TECHNOLOGIES CORPORATION

2020 STOCK INCENTIVE PLAN

1.                  Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan provides for the grant of the Awards to the Employees, Directors or Consultants for the purpose of (a) promotion and performance review for the years of 2020, 2021 and 2022, and (y) new employment for the years of 2020 and 2021 and January to June of 2022.

2.                  Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)                     “Administrator” means the senior management team of the Company appointed by the chief executive officer of the Company to administer the Plan.

(b)                     “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, where  “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(c)                      “Applicable Laws” means legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards.

(d)                     “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)                      “Award” means an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(f)                       “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)                      “Board” means the Board of Directors of the Company.

(h)                     “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and/or to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity (including without limitation of any non-competition obligations of Grantee); or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, or any crime involving fraud, or misrepresentation or violation of applicable securities laws.

(i)                         “Change in Control” means (as determined by the Board (including the approval from each director appointed by Antfin (Hong Kong) Holding Limited (“Antfin Director”)) acting reasonably) a change in ownership or control of the Company after the Registration Date effected through  the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by an Affiliate of the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Directors who are not Affiliates or associates of the offeror do not recommend such shareholders accept.

(j)                        “Company” means HB TECHNOLOGIES CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(k)                     “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)                         “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m)                 “Corporate Transaction” means (as determined by the Board (including the approval from each Antfin Director) acting reasonably) any of the following transactions:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries and Affiliates;

(iii)                               the complete liquidation or dissolution of the Company;

(iv)                              any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Board (including the approval from each Antfin Director) determines shall not be a Corporate Transaction; or

(v)                                 acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board (including the approval from each Antfin Director) determines shall not be a Corporate Transaction.

(n)                     “Director” means a member of the Board or the board of directors of any Related Entity.

(o)                     “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(p)                     “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares.

(q)                     “Employee” means any person, including a Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r)                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                       “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)                                     If the Ordinary Shares are traded on a securities exchange, the value shall be deemed to be the security’s closing price on such exchange on the  applicable valuation date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Ordinary Shares are traded over-the-counter, the value shall be deemed to be the closing bid price on the applicable valuation date as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

(iii)                               In the absence of an established market for the Ordinary Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith taking into account (x) the generally accepted valuation methodologies largely including trading multiples, transaction multiples, and discounted cash flow, (y) valuation of the latest round equity financing of the Company, and (z) valuation of the Company in any appraisal report issued by appraisers, and to the extent applicable, in compliance with Section 409A of the U.S. Code.

(t)                        “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(u)                     “IPO” shall mean the Company’s first firm commitment underwritten public offering of any of its securities (or the securities of a successor corporation) to the general public pursuant to (a) a registration statement filed under the Securities Act of 1933, as amended, or (b) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange.

(v)                     “Incentive Stock Option” shall mean a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(w)                   “M&A” means the currently effective memorandum and articles of association of the Company.

(x)                     “Ordinary Share” means the Company’s ordinary shares, par value US$0.0001 per share.

(y)                     “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.  Options granted to employees who are U.S. taxpayers may either qualify as Incentive Stock Options or as options that do not qualify as Incentive Stock Options.

(z)                      “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies other than the Company owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.  A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(aa)              “Person” means any individual, corporation, partnership, limited partnership, association, limited liability company, firm, trust, estate or other enterprise or entity

(bb)              “Plan” means this 2020 Stock Incentive Plan.

(cc)                “Registration Date” means the first to occur of (i) the closing of the IPO; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(dd)              “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds no less than thirty percent (30%) ownership interest, directly or indirectly.

(ee)                “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ff)                  “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg)                “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(hh)              “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(ii)                      “Share” means an Ordinary Share of the Company.

(jj)                    “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(kk)              “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, if each of the companies other than the last company in the unbroken chain owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain, by equity ownership or by contract.  A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ll)          “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

3.                  Shares Subject to the Plan.

(a)         The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued, or reacquired Ordinary Shares.  Subject to the provisions of Section 11 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is  442,140 Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions), among which 126,326 Shares shall be granted to YANG Lei as Restricted Shares subject to the terms and conditions of the share restriction agreement to be entered into by and among the Company and YANG Lei in the form and substance satisfactory to the Company. In the event that any of the Ordinary Shares reserved under this Plan has not been issued before or upon the IPO of the Company (the “Canceled ESOP Shares”), subject to and in compliance with the relevant laws, rules and regulations (including the laws and regulations with respect to listing, the Board and the shareholders of the Company as of the adoption of this Plan (as the case may be) shall cooperate with the Administrator and vote for the employee incentive plan regarding the reservation of an amount equal to the Canceled ESOP Shares for the grant of Options to the Employees, Directors and Consultants as proposed by the Administrator on the board or the shareholders meeting of the Company (as the case may be) after the IPO of the Company.

(b)                     Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  To the extent not prohibited by the Applicable Law and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4.                  Administration of the Plan.

(a)                     Plan Administrator.

(i)                                     Administration.  The Plan shall be administered by the Administrator.

(ii)                                  Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b)                     Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator and the Board hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)                                     to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)                                  to determine whether and to what extent Awards are granted hereunder;

(iii)                               to determine the number of Shares to be covered by each Award granted hereunder;

(iv)                              to determine the terms and conditions of any Award granted hereunder (including the vesting schedule set forth in the Notice of Stock Option Award);

(v)                                 to amend the terms of any outstanding Award granted under the Plan;

(vi)                              to decide if any of the vested but not exercised Option of any Grantee could be exercised over a period as deemed appropriate by the Administrator in his full discretion;

(vii)                           to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(viii)                        to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)                      Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

(d)         Powers of the Board.    Subject to Applicable Laws and the provisions of the Plan, the Company shall not take any of the following actions without obtaining the approval of the Board or the compensation committee of the Board (in any event including the approval from each Antfin Director):

(i)                                     to approve or amend forms of Award Agreements for use under the Plan;

(ii)                                  to prescribe, amend, and rescind rules and regulations relating to the Plan; and

(iii)                               to make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan but not contemplated under this Plan or the applicable Award Agreements of the Grantees.

5.                  Eligibility.  Awards may be granted to Employees, Directors and Consultants.   An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.                  Terms and Conditions of Awards.

(a)                     Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Shares, Restricted Share Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)                     Designation of Award.  Each Award shall be designated in the Award Agreement.

(c)                      Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  Each Award shall be subject to the terms of an Award Agreement approved by the Administrator and, if applicable, a subplan established pursuant to Section 25, which may provide that certain provisions of the Plan referenced in such Award Agreement or subplan shall not apply to such Award.  The performance criteria established by the Administrator may include, without limitation, any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  Notwithstanding anything to the contrary provided hereof, to the extent permitted under Applicable Laws, the Administrator shall be entitled to require each Grantee to, as one precondition to being granted each Award, enter into a non-competition agreement with the Company or Related Entity, under which the Grantee shall be obligated to undertake certain non-competition obligations during the term of the employment with the Company or Related Entity and a certain reasonable period after the employment with the Company, and the Company shall have the right to waive Grantee’s such non-compete obligation upon its own discretion and decision, subject to the non-competition agreement.

(d)                     Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e)                      Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Award held by a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)                       Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)                      Term of Award.  The term of each Award shall be the term stated in the Award Agreement.   Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.   In the case of an Incentive Stock Option granted to an employee who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the U.S. Code, is deemed to own) stock representing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Affiliate, the term of the Incentive Stock Option will not be longer than ten years from the date of grant.

(h)                     Transferability of Awards.   Subject to the Applicable Laws, Awards shall be transferable to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(i)                         Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7.                  Award Exercise or Purchase Price, Consideration and Taxes.

(a)                     Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be determined by the Administrator, and in the case of Options or SARs granted to U.S. taxpayers, shall not be less than 100% of the Fair Market Value of a Share as of the date of grant.  In addition, in the case of an Incentive Stock Option granted to an employee who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the U.S. Code, is deemed to own) Shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Affiliate, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6 above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award, based on generally accepted market practice and the valuation of the latest round equity financing of the Company.

(b)                     Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)                                     cash;

(ii)                                  check;

(iii)                               if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)                              if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator, withholding of Shares subject to the Award having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(v)                                 with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi)                              any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)                      Taxes.  No Shares shall be delivered under the Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible for all taxes associated with the receipt, vest, exercise, transfer and disposal of the Awards and the Shares.  Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee shall have the right to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8.                  Exercise of Award.

(a)                     Procedure for Exercise; Rights as a Shareholder.

(i)                                     Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)                                  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)                     Exercise of Award Following Termination of Continuous Service.

(i)                                     An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement or as determined by the Administrator.

(ii)                                  Where the Award Agreement or the Administrator permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c)                      No Exercise in Violation of Applicable Law.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws.

(d)                     Restrictions on Exercise.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award may not be exercised before the consummation of (i) an IPO of the Company, (ii) a Corporate Transaction, or (iii) the Change in Control, except as permitted by the applicable Award Agreement or otherwise as determined by the Administrator.

9.                  Conditions Upon Issuance of Shares.

(a)                     Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                     As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)                      As a condition to the exercise of an Award, the applicable Award Agreement may provide for Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the currently effective M&A, shareholders agreement, right of first refusal and co-sale agreement and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

10.           Repurchase Rights.  Except as provided in the applicable Award Agreement or the subplan, upon termination of a Grantee’s Continuous Service for any reason, the Company shall be entitled to repurchase from the Grantee all or any portion of any vested Awards and the Shares obtained by the Grantee upon exercise of any Awards.  The Award Agreement shall (or may, with respect to Awards granted or issued to Employees, Directors or Consultants) provide that:

(a)                     the consideration payable for such vested Awards or such Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness; and

(b)                     the amount of the consideration payable for such Shares or such vested Awards shall be as determined by the Administrator. The Grantee shall cooperate with the Company to complete and give effect to such repurchase.

11.           Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be equitably adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.  In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of the Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

12.           Corporate Transactions and Changes in Control.

(a)                     Termination of Award to the Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed or Replaced in connection with the Corporate Transaction.

(b)                     Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)                                     Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.  The portion of the Award that is not Assumed or Replaced shall terminate under subsection (a) of this Section to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii)                                  Change in Control.  Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award, provided that the Grantee’s Continuous Service has not terminated prior to such date.

13.           Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board.  The Plan shall continue in effect for a term of ten (10) years after the date of adoption, unless sooner terminated or extended before expiration.  Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14.           Amendment, Suspension or Termination of the Plan.

(a)                     The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 14(a).

(b)                     No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)                      No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee, unless for the purpose of the IPO of the Company.

15.           Reservation of Shares.

(a)                     The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)                     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.           No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

17.           No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18.           Vesting Schedule.  Except as approved by the Board (in any event including the approval from each Antfin Director), Options to be issued to the Grantees under the Plan shall be subject to a minimum four (4) year vesting schedule calling for vesting no faster than the following, counting from the applicable grant date or vesting commencement date (as determined by the Administrator) with respect to the total issued Options: the Option representing 50% of the Shares shall vest at the end of the second anniversary of the Vesting Commencement Date, twenty-five percent (25%) of the Shares under the Award shall become vested at the third (3rd) anniversary of the Vesting Commencement Date and the remaining twenty-five percent (25%) of the Shares under the Award shall become vested at the fourth (4th) anniversary of the Vesting Commencement Date.

19.           IPO.  In the case of a IPO, the Grantees shall enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company for the purpose of the IPO, and each of such Grantees shall grant to the chief executive officer or other authorized officer of the Company authorized by the Board, a power of attorney to enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company and to do and carry out all the acts and to execute all the documents that are necessary or advisable to complete the IPO.

20.           IPO Termination and Amendment.  For the purpose of the IPO of the Company, (i) the terms of this Plan may be unilaterally amended as reasonably determined by the Board, in conformity with the requirements of the listing rules, the applicable laws and the underwriter’s requirements of the jurisdiction pursuant to which the Company’s securities will be listed. Subject to and in compliance with the relevant laws and regulations (including the applicable listing rules), the Board and the shareholders of the Company as of the adoption of this Plan shall try their reasonable best efforts to propose and cause a new employee share incentive plan on terms and conditions substantially same to those hereof for the benefit of the employees of the Company to be approved by the Board and shareholders of the Company in case the Option of the Grantee cannot be exercised before or upon the IPO of the Company.

21.           Service with Competitor. Notwithstanding Section 8(b), and except as provided in the applicable Award Agreement or subplan or as otherwise determined by the Administrator, in the event a Grantee serves as the director, officer, employee (whether full time or part time), shareholder, representative or agent of a competitor of the Company and the Related Entities (the “Service with Competitor”) after termination of the Grantee’s Continuous Service, with or without Cause, excluding any passive investment by way of shares or other securities of not more than 5% of the total issued share capital of any company, the Grantee’s right to exercise the Awards shall terminate immediately upon the date of the Service with Competitor, except as otherwise determined by the Administrator, and the Company shall have rights to repurchase all vested Awards and exercised Shares held by the Grantee at a discount price determined by the Administrator.

22.           Unfunded Obligation.  Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

23.           Entire Plan. This Plan, the individual Award Agreements and any other document, together with all the exhibits hereto and thereto, constitute and contain the entire stock incentive plan and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

24.           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.